                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated as follows:

     o  July 19, 2004, except for Note 20 as to which the date is September 26,
        2004, relating to the financial statement of Ormat Technologies, Inc.
        and subsidiaries,
     o  April 30, 2004, except for Notes 3 and 9, as to which the date is July
        1, 2004, relating to the financial statements of Puna Geothermal
        Venture,
     o  July 19, 2004 relating to the financial statements of Combined Heber and
        Affiliates, and
     o  January 26, 2004 relating to the financials statements of
        Mammoth-Pacific L.P.

These reports appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Sacramento, California
September 27, 2004